Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors)
(480) 606-3337
Jeff Stanlis, Hayden Communications (media)
(602) 476-1821

For immediate release

RURAL/METRO RETURNS TO NASDAQ COMPLIANCE

BY CURING FILING DELINQUENCY

SCOTTSDALE, Ariz. (March 29, 2007) – Rural/Metro Corporation (Nasdaq: RURL) today reported that it has received notice from the Nasdaq Stock Market that the filing delinquency for which the Company requested a hearing has been cured and its hearing on the matter has been cancelled as moot.

On February 15, 2007, the Company received a notice from Nasdaq regarding the delay in filing its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, and that it did not comply with the timely regulatory filing requirement under Marketplace Rule 4310(c)(14). As a result, the Company requested a hearing before the Nasdaq Listing Qualifications Panel.

On March 23, 2007, the Company filed the Form 10-Q for the quarter ended December 31, 2006 with the Securities and Exchange Commission, which cured the filing delinquency and led to the Nasdaq letter.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency medical transportation, private fire protection, and other safety services in 24 states and approximately 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

(RURL/F)

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